Exhibit 10.7

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This Amended and Restated Intercreditor Agreement (this “Agreement”) is dated as of December 1, 2005, by and among PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (as hereinafter defined) (the “Agent”), ORIX FINANCE CORP., in its capacity as agent for the Term Loans B Banks (as hereinafter defined) (the “Term Loans B Agent”) (each of the Agent and the Term Loans B Agent is a “Senior Agent” and they are collectively, the “Senior Agents”), PNC VENTURE CORP, a Delaware corporation (“PNCVC”), PNC EQUITY PARTNERS, L.P., a Delaware limited partnership (“PNCEP”), ERIE INDEMNITY COMPANY (“EIC”), CONNECTICUT GENERAL LIFE INSURANCE COMPANY (“CGLIC”), CONNECTICUT GENERAL LIFE INSURANCE COMPANY In Respect of a Separate Account (“CGLICSA”), LIFE INSURANCE COMPANY OF NORTH AMERICA (“LICNA”) (each of PNCVC, PNCEP, EIC, CGLIC, CGLICSA and LICNA and its successors and assigns (including, without limitation, the Investors (as defined in the Junior Lender Loan Agreement) is a “Junior Lender” and they are collectively, the “Junior Lenders”) (each of the Senior Agents and the Junior Lenders is a “Lender” and they are collectively, the “Lenders”), INSIGHT EQUITY A.P. X, LP, a Texas limited partnership (the “Borrower”), INSIGHT EQUITY A.P. X COMPANY, LLC, a Texas limited liability company (the “General Partner”), INSIGHT A.P. X ASIA, LLC, a Delaware limited liability company (“Asia LLC”), PT. VISION-EASE ASIA, an investment company organized under the laws of the Republic of Indonesia (“Vision-Ease Asia”), INSIGHT EQUITY A.P. X CANADA, LLC, a Delaware limited liability company (“Canada LLC”), INSIGHT EQUITY A.P. X CANADA PARTNERS, LP, a Texas limited partnership (“Canada LP”), and VISION-EASE CANADA CO., an unlimited company organized under the laws of the Province of Nova Scotia, Canada (“Vision-Ease Canada”), VISION EASE LENS EUROPE LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Europe”) and VISION-EASE LENS LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Lens”) (each of Asia LLC, Vision-Ease Asia, Canada LLC, Canada LP, Vision-Ease Canada, Vision-Ease Europe and Vision-Ease Lens is a “Subsidiary” and they are collectively, the “Subsidiaries”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and subject to the conditions of (a) that certain Revolving Credit, Term Loan and Security Agreement, dated as of October 3 1, 2004, by and among the Loan Parties (as hereinafter defined), the Banks and the Agent (as the same has been amended, modified or supplemented from time to time, the “Original Senior Lender Credit Agreement”), and (b) the other Senior Lender Loan Documents (as hereinafter defined) executed in connection therewith, the Borrower previously requested the Banks to provide, and the Banks did provide: (i) a revolving credit and letter of credit facility to the Borrower in an aggregate principal amount not to exceed $25,000,000 and (ii) a term loan in an aggregate maximum principal amount of $12,526,000;

WHEREAS, the Junior Lenders previously purchased subordinated notes from the Borrower in the aggregate original principal amount of $18,000,000 pursuant to the terms and subject to the conditions of the Junior Lender Loan Documents (as hereinafter defined);

WHEREAS, in connection with the Original Senior Lender Credit Agreement and the Senior Lender Credit Agreement (as hereinafter defined), the Agent (a) previously filed, and in the future may file, financing statements under the Code and other title documents or assignments; (b) previously filed, and in the future may file, notices of security interest with the United States Patent and Trademark Office and the United States Copyright Office; (c) previously obtained, and in the future may obtain, mortgages or deeds of trust creating a lien against real property interests; (d) previously obtained, and in the future may obtain, assignments of life insurance; and (e) previously obtained, and in the future may obtain, possession of certain of the Collateral (as hereinafter defined), in each case to secure the payment and performance of the indebtedness and obligations evidenced by the Senior Lender Loan Documents, including, without limitation, the Obligations (as defined in the Senior Lender Credit Agreement);

WHEREAS, as a condition to, among other things, the making of loans and advances pursuant to the Original Senior Lender Credit Agreement, the Agent and the Banks required that the indebtedness and obligations of the Loan Parties under the Junior Lender Loan Documents be subordinated to the indebtedness and obligations of the Loan Parties under the Senior Lender Loan Documents and, in satisfaction of such requirement, the Agent, the Junior Lenders and the Loan Parties (other than Vision-Ease Europe and Vision-Ease Lens) previously executed that certain Intercreditor Agreement dated as of October 31, 2004 (the “Original Intercreditor Agreement”);

WHEREAS, the Agent, the Banks and the Loan Parties are, concurrently herewith, amending and restating the Original Senior Lender Credit Agreement, pursuant to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of December 1, 2005 (as the same may be amended, modified, supplemented, renewed, replaced or refinanced from time to time to the extent not prohibited by this Agreement, the “Senior Lender Credit Agreement”) for the purposes of, among other things, making an additional term loan to the Borrower such that the aggregate principal amount of the term loans outstanding under the Senior Lender Credit Agreement (inclusive of the remainder of the principal amount of the term loan made under the Original Senior Lender Credit Agreement minus the aggregate amount of principal repayments previously made by the Borrower thereon) is $13,725,424;

WHEREAS, the Term Loans B Agent, the Term Loans B Banks and the Loan Parties are, concurrently herewith, entering into that certain Loan and Security Agreement dated as of December 1, 2005 (as the same may be amended, modified, supplemented, renewed, replaced or refinanced from time to time to the extent not prohibited by this Agreement, the “Term Loans B Credit Agreement” and, together with the Senior Lender Credit Agreement, collectively, the “Senior Credit Agreements”) for the purpose of, among other things, making term loans to the Borrower in the aggregate principal amount of $31,500,000.

WHEREAS, the Borrower will utilize proceeds of the loans advanced to it under the Senior Credit Agreements to pay in full the Junior Lender Claim (as defined in the Original Intercreditor Agreement), other than the indebtedness and obligations evidenced by the Warrants (as defined in the Junior Lender Loan Agreement) and any Put Notes (as defined hereinbelow) that may be issued in connection with the exercise of certain put rights under the Warrants;

WHEREAS, in connection with the execution of the Senior Lender Credit Agreement and the Term Loans B Credit Agreement, and in connection with the aforesaid payment of a portion of the Junior Lender Claim (as defined in the Original Intercreditor Agreement), the parties hereto desire (and the Agent, the Term Loans B Agent and the Junior Lenders require) that the Original Intercreditor Agreement be amended and restated pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.01         Definitions.  In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

“Banks” means, collectively, PNC Bank, National Association and the other Lenders (as defined in Senior Lender Credit Agreement) and their respective successors and assigns as permitted thereunder.

“Blockage Notice” means a written notice by any Senior Agent to the Junior Lenders that a Senior Lender Default has occurred and is continuing and that such Senior Agent is imposing a Restricted Period.

“Claim” means either any Senior Lender Claim or the Junior Lender Claim.

“Code” means the Uniform Commercial Code, as in effect on the date of this Agreement and as amended from time to time, of the State of Texas or other applicable State.  Unless otherwise defined in this Agreement or unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

“Collateral” means, collectively, the Pledged Collateral, the UCC Collateral, the Real Estate Collateral, any other Collateral (as defined in the Senior Lender Credit Agreement) and any other property or asset of any kind in which a security interest or lien has been granted or exists to secure the Senior Lender Claim or any portion thereof.

“Enforcement Action” means any action, whether legal, equitable, judicial, non-judicial or otherwise, to collect or receive any amounts under the Junior Lender Loan Documents or to enforce or realize upon any lien, security interest, restriction, encumbrance, charge, claim, right or other interest or arrangement now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, collection, receipt, obtaining of a receiver or retention of all or any part of amounts paid pursuant to the Junior Lender Loan Documents, or the exercise or enforcement of any other right, power or remedy with respect to the Junior Lender Loan Documents or the Junior Lender Claim.

“Guarantor” means any Guarantor (as defined in the Senior Lender Credit Agreement).

“Insolvency Proceeding” means any liquidation, winding-up or dissolution of the Borrower or any of its subsidiaries or any other Loan Party, any execution, sale, receivership, creditor composition, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding or a general assignment for the benefit of creditors relative to the Borrower or any of its subsidiaries or any other Loan Party or any of its (or their) property, or any marshalling of the assets or liabilities of the Borrower or any of its subsidiaries or any other Loan Party (including, without limitation, any proceeding under Title 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et. seq. (the “Bankruptcy Code”)).

“Junior Lender Claim” means all of the indebtedness and obligations of the Borrower, any of its subsidiaries and/or any other Loan Party (or any successor or assign of any such Person, including, without limitation, a receiver, trustee or debtor in possession) to the Junior Lenders, or any one or more of them, as set forth in the Junior Lender Loan Documents, including, but not limited to (a) all sums (whether such sums represent principal, interest, dividends, management fees, monitoring fees, amounts payable in redemption, repurchase obligations, or obligations which are due or not due, direct or indirect, absolute or contingent) loaned and advanced to or for the benefit of the Borrower at any time pursuant to the Junior Lender Loan Documents, any interest (including, without limitation, any interest accruing after the commencement of any Insolvency Proceeding and any interest that would have accrued but for the pendency of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding) on such sums, any future advances thereunder, any fees and out of pocket costs and expenses with respect thereto (including, without limitation, any such amounts payable by any guarantor), (b) any costs of collection or enforcement or the exercise of any other right or remedy, including reasonable attorneys’ and paralegals’ fees and costs, (c) any prepayment premiums, (d) all closing fees, and (e) all other Obligations (as defined in the Junior Lender Loan Agreement).

“Junior Lender Loan Documents” means: (a) the Securities Purchase Agreement, dated October 31, 2004, by and among the Borrower, the General Partner, the Subsidiaries and the Junior Lenders, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of December 1, 2005 (as the same may be further amended, modified, supplemented, renewed, replaced or refinanced from time to time as may be permitted by this Agreement, the “Junior Lender Loan Agreement”); (b) the Put Notes; (c) the Warrant Securities (as defined in the Junior Lender Loan Agreement); (d) the Warrants (as defined in the Junior Lender Loan Agreement); and (e) any and all other documents, financing statements, instruments, certificates and agreements executed and/or delivered in connection with the aforementioned agreements, or any of the other Transaction Documents (as defined in the Junior Lender Loan Agreement).

“Limited Partners” means Rosewood Vision Corporation, a Delaware corporation, and Insight Equity Vision Partners, LP, a Texas limited partnership, and any other limited partner of the Borrower from time to time.

“Loan Parties” means the Borrower, the General Partner, each Subsidiary (as defined in the Senior Lender Credit Agreement) of the Borrower and each other Person who or which guarantees all or any portion of any Senior Lender Claim from time to time.

“Permitted Senior Lender Increase” means (a) with respect to the Senior Lender Credit Amount referred to in clause (a) of the definition of such term, $5,000,000, and (b) with respect to the Senior Lender Credit Amount referred to in clause (b) of the definition of such term, $5,000,000.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Pledged Collateral” means any and all property of any Loan Party or Limited Partner in which a security interest is granted or to be granted under a Pledge Agreement (as defined in the Senior Lender Credit Agreement).

“Proceeds” shall have the meaning assigned to such term in the Code and shall include, without limitation, whatever is received when Collateral or Proceeds is sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes, without limitation, proceeds of insurance payable by reason of loss of or damage to Collateral and any judgment or settlement of any lawsuit seeking damages for loss or damage to any Collateral.

“Put Notes” means those certain put notes which may be issued under the Junior Lender Loan Agreement but in all cases in form and substance reasonably acceptable to the Agent and the Term Loans B Agent.

“Real Estate Collateral” means any and all real property or interest therein of any Loan Party or Limited Partner in which a lien or security interest is granted or to be granted under a Mortgage (as defined in the Senior Lender Credit Agreement).

“Reorganization Securities” means (a) debt or preferred equity securities of the Borrower or any other Person, (i) the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Junior Lender Claim, to the indefeasible payment in full of the Senior Lender Claim and to the payment of all debt securities issued in exchange therefor to the holders of the Senior Lender Claim and (ii) having other material terms which are at least as favorable to the holders of the Senior Lender Claim as the terms of the Junior Lender Claim and (b) common equity securities, which, in the case of both clauses (a) and (b) above, are provided for by a plan of reorganization, composition, arrangement, adjustment or readjustment of the Borrower or of its securities, which plan has been approved by a majority (in amount) of the holders of the Senior Lender Claim and adopted pursuant to a proceeding under the Bankruptcy Code or other federal or state judicial proceeding and confirmed or approved by the court having jurisdiction of such proceeding.

“Restricted Period” means a period beginning with the giving of a Blockage Notice and ending on the earliest of (a) the first subsequent date on which no Senior Lender Default remains outstanding; (b) the date on which the Senior Lender Claim has been indefeasibly paid in full in cash and neither the Agent nor the Banks have any further obligation to make advances or other financing accommodations to or for the benefit of the Borrower under the Senior Lender Credit Agreement; or (c) three hundred sixty (360) days following the effective date of such Blockage Notice, provided, however, that if a Senior Lender Payment Default has occurred and is continuing at the end of the Restricted Period for clause (c) above then such Restricted Period shall end on the earlier to occur of clause (a) or (b) above.

“Senior Lender Claim” means all of the indebtedness and obligations of the Borrower, any of its subsidiaries and/or any other Loan Party (or any successor or assign of such Person, including, without limitation, a receiver, trustee or debtor in possession) to (a) the Agent and the Banks, or any one or more of them, or (in the case of a refinancing or a replacement of the indebtedness under the Senior Lender Credit Agreement existing as of the date of this Agreement) to the agent and/or lenders under the Senior Lender Credit Agreement as refinanced or replaced, as set forth in clause (a) of the definition of the term the “Senior Lender Loan Documents”, including, but not limited to (i) all sums (whether such sums represent principal, interest, dividends, management fees, monitoring fees, amounts payable in redemption, repurchase obligations, or obligations which are due or not due, direct or indirect, absolute or contingent) loaned and advanced to or for the benefit of the Borrower at any time pursuant to such Senior Lender Loan Documents, any interest (including, without limitation, any interest accruing after the commencement of any Insolvency Proceeding and any interest that would have accrued but for the pendency of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding) on such sums, any future advances thereunder, any fees and out of pocket costs and expenses with respect thereto (including, without limitation, any such amounts payable by any guarantor), (ii) any costs of preservation of any security interest or lien or collateral and of collection or enforcement or the exercise of any other right or remedy, including reasonable attorneys’ and paralegals’ fees and costs, (iii) any prepayment premiums, (iv) all closing fees, and (v) all other Obligations (as defined in the Senior Lender Credit Agreement) and/or (b) the Term Loans B Agent and the Term Loans B Banks, or any one or more of them, or (in the case of a refinancing or a replacement of the indebtedness under the Term Loans B Credit Agreement existing as of the date of this Agreement) to the agent and/or lenders under the Term Loans B Credit Agreement as refinanced or replaced, as set forth in clause (b) of the definition of the term “Senior Lender Loan Documents”, including, but not limited to (i) all sums (whether such sums represent principal, interest, dividends, management fees, monitoring fees, amounts payable in redemption, repurchase obligations, or obligations which are due or not due, direct or indirect, absolute or contingent) loaned and advanced to or for the benefit of the Borrower at any time pursuant to such Senior Lender Loan Documents, any interest (including, without limitation, any interest accruing after the commencement of any Insolvency Proceeding and any interest that would have accrued but for the pendency of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding) on such sums, any future advances thereunder, any fees and out of pocket costs and expenses with respect thereto (including, without limitation, any such amounts payable by any guarantor), (ii) any costs of preservation of any security interest or lien or collateral and of collection or enforcement or the exercise of any other right or remedy, including reasonable attorneys’ and paralegals’ fees and costs, (iii) any prepayment premiums, (iv) all closing fees, and (v) all other Obligations (as defined in the Term Loans B Credit Agreement).

“Senior Lender Credit Amount” shall mean (a) with respect to the portion of the Senior Lender Claim described in clause (a) of the definition of the term “Senior Lender Claim,” $38,725,424, as such amount may be increased by the applicable Permitted Senior Lender Credit Increase, and (b) with respect to the portion of the Senior Lender Claim described in clause (b) of the definition of the term “Senior Lender Claim,” $31,500,000, as such amount may be increased by the applicable Permitted Senior Lender Credit Increase.

“Senior Lender Default” means the occurrence of (a) an Event of Default (as defined in the Senior Lender Credit Agreement) or (b) an Event of Default (as defined in the Term Loans B Credit Agreement).

“Senior Lender Loan Documents” shall mean, singularly or collectively, as the context may require, (a) (i) the Senior Lender Credit Agreement (including any credit, loan or similar agreement which replaces or refinances the indebtedness under the Senior Lender Credit Agreement in effect as of the date of this Agreement so long as such agreement contains terms and provisions which would be permitted under Section 2.05 of this Agreement as if such agreement were an amendment or modification to the Senior Lender Credit Agreement in effect as of the date of this Agreement); (ii) the Revolving Credit Notes (as defined in the Senior Lender Credit Agreement) in the aggregate original principal amount of up to $25,000,000; (iii) the Term Notes (as defined in the Senior Lender Credit Agreement) in the aggregate original principal amount of $13,725,424; (iv) the Guaranties (as defined in the Senior Lender Credit Agreement); (v) the Pledge Agreements (as defined in the Senior Lender Credit Agreement); (vi) the Guarantor Security Agreements (as defined in the Senior Lender Credit Agreement); (vii) the Mortgages (as defined in the Senior Lender Credit Agreement); (viii) the Letters of Credit (as defined in the Senior Lender Credit Agreement); (ix) the Code financing statements in connection with the Senior Lender Credit Agreement, the Pledge

Agreements, the Guarantor Security Agreements and the Mortgages; and (x) any and all other promissory notes, security agreements, pledge agreements, mortgages, documents, financing statements, instruments, certificates, and agreements executed and/or delivered in connection with the aforementioned agreements, or any of the Other Documents (as defined in the Senior Lender Credit Agreement) other than the Subordinated Credit Documents (as defined in the Senior Lender Credit Agreement), as any of the aforesaid amounts may be increased as permitted by Section 2.04, and (b) (i) the Term Loans B Credit Agreement (including any credit, loan or similar agreement which replaces or refinances the indebtedness under the Term Loans B Credit Agreement in effect as of the date of this Agreement so long as such agreement contains terms and provisions which would be permitted under Section 2.05 of this Agreement as if such agreement were an amendment or modification to the Term Loans B Credit Agreement in effect as of the date of this Agreement); (ii) the Term Notes (as defined in the Term Loans B Credit Agreement) in the aggregate original principal amount of $31,500,000; (iii) the Guaranties (as defined in the Term Loans B Credit Agreement); (iv) the Pledge Agreements (as defined in the Term Loans B Credit Agreement); (v) the Guarantor Security Agreements (as defined in the Term Loans B Credit Agreement); (vi) the Mortgages (as defined in the Term Loans B Credit Agreement); (vii) the Code financing statements in connection with the Term Loans B Credit Agreement, the Pledge Agreements, the Guarantor Security Agreements and the Mortgages; and (viii) any and all other promissory notes, security agreements, pledge agreements, mortgages, documents, financing statements, instruments, certificates, and agreements executed and/or delivered in connection with the aforementioned agreements, or any of the Other Documents (as defined in the Term Loans B Credit Agreement) other than the Subordinated Credit Documents (as defined in the Term Loans B Credit Agreement), as any of the aforesaid amounts may be increased as permitted by Section 2.04.

“Senior Lender Major Non-Payment Default” means the occurrence of a Senior Lender Default, other than a Senior Lender Payment Default or a Senior Lender Minor Non-Payment Default.

“Senior Lender Minor Non-Payment Default” means the occurrence of a Senior Lender Default, other than a Senior Lender Payment Default, pursuant to Section 10.5 of the Senior Lender Credit Agreement or pursuant to Section 10.5 of the Term Loans B Credit Agreement, in each case for which there is a 15-day grace period as specified in such Section.

“Senior Lender Payment Default” means the occurrence of a Senior Lender Default pursuant to Section 10.1 of the Senior Lender Credit Agreement or Section 10.1 of the Term Loans B Credit Agreement.

“Senior Term Loan” means the Term Loans (as defined in the Senior Lender Credit Agreement) and the Term Loans (as defined in the Term Loans B Credit Agreement).

“Term Loans B Banks” means, collectively, ORIX Finance Cop. and the other Lenders (as defined in the Term Loans B Credit Agreement) and their respective successors and assigns.

“Term Loans B Intercreditor Agreement” means that certain Intercreditor Agreement dated as of December 1, 2005, among the Agent, the Term Loans B Agent and the Loan Parties, as the same may be amended, modified, supplemented, renewed or replaced from time to time.

“UCC Collateral” means any and all property of any Loan Party or Limited Partner in which a security interest is granted or is to be granted under the Senior Lender Credit Agreement, the Term Loans B Credit Agreement, any Guarantor Security Agreement (as defined in the Senior Lender Credit Agreement and the Term Loans B Credit Agreement) or any other security agreement.

ARTICLE II

INTERCREDITOR AGREEMENT

2.01         Lien and Payment Priorities.  Notwithstanding the date, manner or order of grant or perfection of the security interests and liens granted to any Lender or whether any Lender holds possession of all or any part of the Collateral, and notwithstanding any provisions of the Senior Lender Loan Documents, the Junior Lender Loan Documents or of the Code or any applicable law or decision, the following, as among the Lenders, shall be the relative priority of the security interests and liens of each of the Lenders (and the parties hereto hereby agree as follows):

(a)           (i) The Agent shall have a first and prior lien on, assignment of or security interest in the Collateral in an amount not to exceed the Senior Lender Claim referred to in clause (a) of the definition of such term, as such amount may be increased pursuant to Section 2.04 hereof, and (ii) the Term Loans B Agent shall have a second priority lien on, assignment of or security interest in the Collateral in an amount not to exceed the Senior Lender Claim referred to in clause (b) of the definition of such term, as such amount may he increased in pursuant to Section 2.04 hereof.

(b)           The Junior Lenders hereby agree, represent and warrant that, on the date hereof, no security has been given to or received by the Junior Lenders for any of the Junior Lender Claim and the Junior Lenders covenant that: (i) the Junior Lenders have neither any right to possess or foreclose upon any property or assets of any Loan Party or Limited Partner; (ii) they shall not accept any security for the Junior Lender Claim without the prior written consent of the Agent and the Term Loans B Agent (which consent may be withheld for any reason in the sole discretion of the Agent and the Term Loans B Agent); and (iii) the Junior Lender Claim shall remain unsecured.

(c)           The Junior Lenders hereby agree that the Junior Lender Claim, including, but not limited to, all amounts due under the Junior Lender Claim, is hereby and shall at all times continue to be expressly subject and subordinate in right of payment to the Senior Lender Claim including, but not limited to, all amounts due to the Agent and the Banks, and the Term Loans B Agent and the Term Loans B Banks, under the Senior Lender Claim in the manner and to the extent provided in this Agreement.

2.02         Prohibited Payments on the Junior Lender Claim.

(a)           The Junior Lender Claim is hereby subordinated to the Senior Lender Claim in all respects and so long as any Senior Lender Claim remains outstanding or any of the Agent and the Banks has any obligation to make advances or other financial accommodations to or for the benefit of the Borrower under the Senior Lender Loan Documents, the Junior Lenders shall not, without the Agent’s and the Term Loans B Agent’s prior written consent, ask, demand, sue for, receive or accept any payment from the Borrower, any of its subsidiaries and/or any other Loan Party or any guarantor or other obligor of the Junior Lender Claim on or in respect of the Junior Lender Claim, or exercise any right of or permit any setoff in respect of the Junior Lender Claim, accelerate the payment of any portion of the Junior Lender Claim, commence or prosecute any lawsuit with respect to any portion of the Junior Lender Claim, initiate or join with any creditor (unless the Agent and the Term Loans B Agent shall so join) in initiating any Insolvency Proceeding with respect to the Borrower, any of its subsidiaries and/or any other Loan Party (or any guarantor or obligor of the Junior Lender Claim) or the Borrower’s, any of its subsidiaries’ and/or any other Loan Party’s (or any such guarantor’s or obligor’s) property, exercise any other remedy, or take any other action with respect to any portion of the Junior Lender Claim, in each case except as set forth herein.

(b)           Notwithstanding any other provision of this Agreement to the contrary, during any period that is not a Restricted Period, the Borrower or any guarantor or other obligor of the Junior Lender Claim may (i) issue, and the Junior Lenders may accept and retain Put Notes issued in accordance with the terms and provisions of the Junior Lender Loan Documents, (ii) pay, and the Junior Lenders may accept and retain, amounts in payment of such Put Notes (but only to the extent expressly permitted by the Senior Lender Loan Documents) and (iii) pay, and the Junior Lenders may accept and retain, reimbursement of expenses and counsel fees paid on or about the Closing Date (as defined in the Senior Lender Credit Agreement) in connection with this Agreement and the repayment of certain indebtedness of the Borrower owed to the Junior Lenders as referred to in the recitals to this Agreement.  Regardless of whether a Restricted Period is in effect, until the Senior Lender Claim shall have been fully paid, satisfied and performed in accordance with the terms of the Senior Lender Loan Documents and all obligations and commitments of the Banks and the Agent to the Borrower have been terminated, no Loan Party shall pay to the Junior Lenders, and the Junior Lenders shall not accept or receive, directly or indirectly, any payments or prepayments in respect of the Junior Lender Claim, other than the payments expressly permitted by clauses (i) and (ii) in the immediately foregoing sentence during any period that is not a Restricted Period; the foregoing notwithstanding, nothing contained in this Agreement shall prevent a Junior Lender from receiving payments with respect to the Junior Lender Claim pursuant to a sale, assignment, pledge, disposition or other transfer of the Junior Lender Claim in accordance with the provisions of Section 2.13.

(c)           All payments or distributions of any kind or character (including, without limitation, any payments or distributions upon or with respect to the Collateral) which are received by the Junior Lenders contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent and the Banks and the Term Loans B Agent and the Term Loans B Banks, shall be segregated from other funds and property held by the Junior Lenders in receipt of any such payments or distributions and shall be immediately paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment of the Senior Lender Claim.  The Senior Lender Loan Documents shall not he deemed paid or satisfied in full until the Agent and the Term Loans B Agent have received payment in full of the Senior Lender Claim that is not subject to rescission, restoration or return.

2.03         Enforcement Actions.   Each Lender agrees that:

(a)           Upon the occurrence of a Senior Lender Default, each of the Agent and, if and to the extent permitted by the Term Loans B Intercreditor Agreement, the Term Loans B Agent may, at its option, take any action to accelerate payment of its applicable Senior Lender Claim and to foreclose, realize upon or exercise any legal remedy to enforce any of its rights or remedies with respect to the Loan Parties and the Limited Partners, including, but not limited to, the Collateral, without the consent of the Junior Lenders; provided, however, the Agent and the Term Loans B Agent shall use its reasonable efforts to provide notice to the Junior Lenders of any such action taken by the Agent or the Term Loans B Agent, respectively, but the failure to do so shall not affect the validity of such notice, or create a cause of action against the party failing to give such notice, or create any claim or right on behalf of any third party.

(b)           The Junior Lenders shall not take any Enforcement Action; provided, however, (i) the Junior Lenders may take equitable actions (which in no instance shall include claiming any monetary damages or accelerating the date upon which the Junior Lenders are entitled to put the Warrant or Warrant Securities under the Junior Lender Loan Agreement or otherwise accelerate any of the obligations under the Junior Lender Loan Documents) for specific performance with respect to an event of default under the Junior Lender Loan Documents so long as prior written notice is provided by the Junior Lenders to the Agent and the Term Loans B Agent of the Junior Lenders’ intention to take any such equitable action and (ii) the Junior Lenders may take an Enforcement Action under any Put Note (if any such Put Note is outstanding) with respect to an event of default under such Put Note upon the earliest to occur of the following dates: (A) the Senior Lender Claim shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments in connection therewith between the Loan Parties and the Agent and the Banks have been terminated, (B) payment of the entirety of the Senior Lender Claim has been accelerated, (C) the date that is three hundred sixty (360) days after written notice is provided by the Junior Lenders to the Agent and the Term Loans B Agent of the occurrence of such event of default under the Junior Lender Loan Documents, provided that such event of default shall have continued uncured and unwaived for such period by the Junior Lenders, or (D) an Insolvency Proceeding shall have commenced; provided, however, that nothing in this Section shall permit the Junior Lenders to receive or collect any payment on, or the exercise of any other right or remedy with respect to, the Junior Lender Claim in violation of any other provision of this Agreement, including, without limitation, Sections 2.02 and 2.14 hereof.

(c)           Notwithstanding anything herein to the contrary, no provision herein shall prevent the Junior Lenders from taking any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims or from declaring an event of default or imposing any default rate of interest provided for under the Junior Lender Loan Documents.

2.04         Additional Credit Extensions.  The Junior Lenders agree that, without notice to or the consent of the Junior Lenders, the Agent, the Banks, the Term Loans B Agent and the Term Loans B Banks shall have the right, respectively, to extend credit to the Borrower in excess of the maximum amounts set forth in the Senior Credit Agreements as of the date of this Agreement; provided that (a) the Agent and the Banks may not, without the prior written consent of the Junior Lenders, increase the principal amount of the Senior Lender Claim referred to in clause (a) of the definition of such term to an amount that exceeds the sum of (i) the Senior Lender Credit Amount (with respect to the portion of the Senior Lender Claim described in clause (a) of the definition of such term) as of the date hereof (as the same may be reduced by the amount of any repayments and commitment reductions under the Senior Lender Credit Agreement to the extent that such payments and reductions may not be reborrowed) plus (ii) the applicable Permitted Senior Lender Credit Increase and (b) the Term Loans B Agent and the Term Loans B Banks may not, without the prior written consent of the Junior Lenders, increase the principal amount of the Senior Lender Claim referred to in clause (b) of the definition of such term to an amount that exceeds the sum of (i) the Senior Lender Credit Amount (with respect to the portion of the Senior Lender Claim described in clause (b) of the definition of such term) as of the date hereof (as the same may be reduced by the amount of any repayments under the Term Loans B Credit Agreement to the extent that such payments may not be reborrowed) plus (ii) the applicable Permitted Senior Lender Credit Increase.  Any such additional extensions of credit shall be secured by the Collateral and shall be subject to the security interest and lien and payment priority and other provisions of this Agreement.  The Agent and the Banks agree, and the Term Loans B Agent and the Term Loans B Banks agree, that, except for the Permitted Senior Lender Credit Increase (with respect to the Agent and the Banks only), neither the Agent nor the Banks, nor the Term Loans B Agent nor the Term Loans B Banks, shall extend credit to the Borrower in excess of the maximum amount set forth in the Senior Lender Loan Documents as of the date of this Agreement without the prior written consent of the Junior Lenders; it being understood and agreed that neither the Agent nor the Banks, nor the

Term Loans B Agent nor the Term Loans B Banks, may readvance any payment or prepayment of principal on the Senior Term Loan.  The Junior Lenders agree that they shall not extend credit to the Borrower in excess of the maximum amount permitted in the Senior Lender Loan Documents and the maximum aggregate principal amount of the Put Notes, if any, that may be issued from time to time in accordance with Junior Lender Loan Documents as in effect on the date hereof without the prior written consent of the Agent and that the Junior Lenders may not readvance any payment or prepayment of principal on the Put Notes.  The parties acknowledge and agree that the Borrower may issue and the Junior Lenders may accept Put Notes.  Notwithstanding anything that may be contained herein to the contrary, the Agent and the Banks or any of their respective affiliates shall be permitted to enter into Hedge Agreements (as defined in the Senior Lender Credit Agreement) with the Borrower and any agreements to provide treasury management services to the Loan Parties, and the indebtedness and obligations of the Loan Parties thereunder shall be secured by the Collateral.

2.05         Amendments to Financing Arrangements.  The Junior Lenders agree that, subject to the terms and conditions of this Agreement, the Agent and the Banks, and the Term Loans B Agent and the Term Loans B Banks, shall have the right, without the consent of the Junior Lenders but subject to the terms and provisions of the Term Loans B Intercreditor Agreement, to amend, modify or permit any amendment or modification to the Senior Lender Loan Documents except that, without the prior written consent of the Junior Lenders, neither the Agent nor the Term Loans B Agent shall amend, modify or supplement any provision of, or waive any other party’s compliance with any of the terms of, any Senior Lender Loan Document which: (a) restricts or prohibits payments by the Loan Parties to the Junior Lenders with respect to the Put Notes (except as set forth in this Agreement and the Senior Lender Loan Documents on the date hereof or in this Agreement); (c) modifies the Maturity Date (as defined in the Senior Lender Credit Agreement and the Term Loans B Credit Agreement) except that an extension of such Maturity Date to no later than December 1, 2009 (with respect to the Senior Lender Credit Agreement) and December 1, 2012 (with respect to the Term Loans B Credit Agreement), shall be permitted without the consent of the Junior Lenders; (c) increases the Senior Lender Credit Amount (with respect to the Senior Lender Credit Amount referred to in clause (a) of the definition of such term) by an amount greater than the applicable Permitted Senior Lender Credit Increase or increases the Senior Lender Credit Amount (with respect to the Senior Lender Credit Amount referred to in clause (b) of the definition of such term) by any amount greater than the applicable Permitted Senior Lender Credit Increase.  Any such amendments or modifications to the Senior Lender Loan Documents shall be secured by the Collateral and shall be entitled to the benefits of this Agreement.  The Junior Lenders agree that, without the prior written consent of the Agent and the Term Loans B Agent, they shall not have the right to amend, modify or permit any amendment or modifications to the Junior Lender Loan Documents in any manner which: (a) modifies the maturity date provided for in the Junior Lender Loan Documents, (b) modifies the timing or amount of any payment (or prepayment) of the principal or premium, if any, or interest due under the Junior Lender Loan Documents (except as set forth in the Junior Lender Loan Documents on the date hereof); (c) increases any fee(s) payable under the Junior Lender Loan Documents or imposes an additional fee under the Junior Lender Loan Documents (except as set forth in the Junior Lender Loan Documents on the date hereof); (d) modifies the amortization of principal provided for in the Junior Lender Loan Documents (except as set forth in the Junior Lender Loan Documents on the date hereof); (e) imposes any greater monetary obligation or modifies any existing covenant to cause such existing covenant to be materially more stringent or restrictive on the Borrower or imposes an additional covenant that is materially more stringent or restrictive on the Borrower other than those provided in the Junior Lender Loan Agreement as of the date of this Agreement; or (f) increases the amount of the loans or advances made to, or the indebtedness owed by, any Loan Party (except as set forth in the Junior Lender Documents on the date hereof), whether under the Put Notes or otherwise.  In addition to and without limiting the generality of the foregoing, the Junior Lenders and the Borrower agree that they shall not have the right to amend or modify or permit any amendment or modification to the rights of first refusal of the Agent contained in the Warrants (or any other of the Junior Lender Loan Documents) as referred to in Section 3.18 hereof.

2.06         Notices of Default.  Each of the Agent and the Term Loans B Agent shall use its reasonable efforts to provide to the Junior Lenders copies of any notice of the occurrence or existence of an Event of Default (as defined in the Senior Lender Credit Agreement and the Term Loans B Credit Agreement, respectively), but the failure to do so shall not affect the validity of such notice, or create a cause of action against the party failing to give such notice, or create any claim or right on behalf of any third party.  The sending or receipt of such notice shall not obligate the recipient to cure such default.  The Junior Lenders shall promptly provide the Agent and the Term Loans B Agent with written notice of the occurrence or existence of a potential default or event of default as set forth in Section 2.03(b) hereof, but the failure to do so shall not affect the validity of such notice, or create a cause of action against the party failing to give such notice, or create any claim or right on behalf of any third party.

2.07         Subrogation.  The Junior Lenders shall not acquire, by subrogation, contract or otherwise, any security interest in or lien upon the Collateral (or any part thereof or interest therein) or any other estate, right or interest in the Collateral (or any part thereof or interest therein), including, without limitation, any security interest or lien which may arise in respect to taxes, assessments or other governmental charges which is or may be prior in right to any security interest or lien created, evidenced or arising under any of the Senior Lender Loan Documents.

2.08         Release or Compromise by the Agent.  Each of the Agent and the Term Loans B Agent may, in its sole and absolute discretion, without effecting the subordination of the Junior Lender Claim or the Junior Lender Loan Documents and without affecting the Agent’s first lien position, the Term Loans B Agent’s lien position, or any of their respective other rights hereunder, and without notice to, or the consent of, the Junior Lenders:

(a)           release or compromise any obligation with respect to the Senior Lender Claim, or

(b)           release any of the Agent’s or the Term Loans B Agent’s liens or security interests in, or surrender or release, or permit any substitution or exchange of, all or any part of any Collateral, or

(c)           retain or obtain a lien or security interest in any property to further secure payment or performance of any obligation with respect to the Senior Lender Claim, or

(d)           retain or obtain the obligation of the Loan Parties or the Limited Partners with respect to the Senior Lender Claim or any part thereof, or

(e)           sell, exchange, realize upon or otherwise deal with, in any manner and in any order, any of the Collateral or any part thereof in accordance with this Agreement, the Senior Lender Loan Documents or applicable law.

2.09         Cross-Default.  A default or event of default under, the commencement of any foreclosure proceeding under or the enforcement of any other remedy under any of the Junior Lender Loan Documents by the Junior Lenders shall, at the option of the Agent and the Term Loans B Agent, constitute an Event of Default (as defined in the Senior Lender Credit Agreement and the Term Loans B Credit Agreement, respectively) under the Senior Lender Loan Documents at the time of such commencement or enforcement.

2.10         Further Subordinations.  So long as:

(a)           the Senior Lender Claim (or any other amount payable pursuant to the Senior Lender Loan Documents) is outstanding, or

(b)           the Agent or any Bank, or the Term Loans B Agent or any Term Loans B Bank, has any obligation under the Senior Lender Loan Documents, or

(c)           there is any lien or security interest under the Senior Lender Loan Documents against the Collateral or any part thereof securing the Senior Lender Claim or any part thereof, then the Junior Lenders shall execute, acknowledge and deliver, upon the Agent’s or the Term Loans B Agent’s reasonable demand, and any time or from time to time, any and all further reasonable subordinations, agreements or other instruments in recordable form as the Agent or the Term Loans B Agent, as applicable, may reasonably require for carrying out the purpose and intent of this Agreement, so long as the same are consistent with and do not limit the rights or increase the obligations of the Junior Lenders beyond that expressly stated in this Agreement.

2.11         True Copies of Loan Documents.  The Junior Lenders represent and warrant that they have delivered to the Agent true and complete copies of the Junior Lender Loan Documents, and such documents have not been amended, modified or supplemented in any way, except for any amendment which has been delivered to the Agent.  The Agent represents and warrants that it has delivered to the Junior Lenders true and complete copies of the Senior Lender Loan Documents referred to in clause (a) of the definition of such term, and such documents have not been amended, modified or supplemented in any way, except for any amendment which has been delivered to the Junior Lenders or is permitted by this Agreement.  The Term Loans B Agent represents and wants that it has delivered to the Junior Lenders true and complete copies of the Senior Lender Loan Documents referred to in clause (b) of the definition of such term, and such documents have not been amended, modified or supplemented in any way, except for any amendment which has been delivered to the Junior Lenders or is permitted by this Agreement.

2.12         Waiver.  The Junior Lenders hereby expressly waive any right that they otherwise might have to require the Agent or the Term Loans B Agent to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute.

2.13         Transfer of Junior Lender Claim.  The Junior Lenders will cause each of the Put Notes and all other notes, bonds or other instruments evidencing the Junior Lender Claim or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Junior Lenders will mark their books conspicuously to evidence the subordination effected hereby.  The Junior Lenders will not assign, transfer or pledge to any other Person any of the Junior Lender Claim without (a) contemporaneous written notice to the Agent and the Term Loans B Agent of such assignment, transfer or pledge, and (b) delivery to the Agent and the Term Loans B Agent of the duly executed written agreement of such assignee, transferee or pledgee to be bound by this Agreement.

2.14         Insolvency Proceedings.  In the event of any Insolvency Proceeding, the Junior Lenders will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower and/or the General Partner in respect of the Junior Lender Claim and will hold in trust for the Agent and the Term Loans B Agent and promptly pay over to the Agent in the form received (except for the endorsement of the Junior Lenders where necessary), for application to the Senior Lender Claim, any and all moneys, dividends or other assets received in any such proceedings on account of the Junior Lender Claim, unless and until the Senior Lender Claim has been paid in full in cash; provided, however, that the Junior Lenders shall be entitled to receive and retain Reorganization Securities.  If the Junior Lenders shall fail to take any such action, the Agent, as attorney-in-fact for the Junior Lenders, may take such action on the Junior Lenders’ behalf.  The Junior Lenders hereby irrevocably appoint the Agent, or any of its officers or employees on behalf of the Agent, as the attorney-in-fact for the Junior Lenders, upon the Junior Lenders’ default of their undertakings herein, to demand, sue for, collect, and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, and to take such other action in the Agent’s own name or in the name of the Junior Lenders as the Agent may deem necessary or advisable for the enforcement of the agreements contained herein; and the Junior Lenders will execute and deliver to the

Agent and the Term Loans B Agent such other and further powers-of-attorney or instruments as the Agent or the Term Loans B Agent may request in order to accomplish the foregoing.  Subject to the term and conditions of this Agreement, the Junior Lenders agree that the Agent and the Banks, and the Term Loans B Agent and the Term Loans B Bank, may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as they, in their sole but reasonable discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrower, the other Loan Parties and/or the Limited Partners (or a trustee appointed for the estate of them or any of them) may grant to the Agent and the Banks, and the Term Loans B Agent and the Term Loans B Banks, as the case may be, security interests and liens which (a) shall secure payment of the Senior Lender Claim (whether any portion of the Senior Lender Claim arose prior to the commencement of the Insolvency Proceeding or arises thereafter); and (b) shall be superior in priority to the security interests and liens, if any, held by the Junior Lenders on any assets of the Borrower, the other Loan Parties and/or the Limited Partners (provided that such security interests and liens granted to the Term Loans B Agent and the Term Loans B Banks shall be junior and subordinate to the security interests and liens of the Agent and the Banks as provided in, and shall otherwise be subject to, the terms and provisions of the Term Loans B Intercreditor Agreement).  All allocations of payments between (i) the Agent and the Term Loans B Agent and (ii) the Junior Lenders shall, subject to any court order, continue to be made after the commencement of an Insolvency Proceeding on the same basis that the payments were to be allocated prior to the date of such commencement.  The Junior Lenders waive any claim they may now or hereafter have arising out of the Agent’s and the Banks’ or the Term Loans B Agent’s and the Term Loans B Banks’ election, in any Insolvency Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest or lien under Section 364 of the Bankruptcy Code by the Borrower, the other Loan Parties and/or the Limited Partners, as debtor(s) in possession.  The Junior Lenders agree not to initiate or prosecute any action or other proceeding (A) challenging the enforceability of the Senior Lender Claim, (B) challenging the enforceability of any of the security interests or liens on assets securing all or any part of the Senior Lender Claim (including, without limitation, the Collateral), or (C) asserting any claim which the Borrower, the other Loan Parties and/or the Limited Partners may hold with respect to the Agent or the Banks or the Term Loans B Agent or the Term Loans B Banks.  Notwithstanding anything in this Agreement to the contrary, the Junior Lenders shall be entitled to receive and retain any Reorganization Securities issued in an Insolvency Proceeding in respect of the Junior Lender Claim.

2.15         Permitted Subrogation.  Subject to the indefeasible payment in full in cash of the Senior Lender Claim, the Junior Lenders shall be subrogated to the rights of the Agent and the Term Loans B Agent to receive payments or distributions of assets of the Borrower made with respect to the Senior Lender Claim until the Junior Lender Claim has been paid in full in cash; and, for purposes of such subrogation, no payments or distributions to the Agent or the Term Loans B Agent of any cash, property or securities to which the Junior Lenders would be entitled but for the provisions of this Agreement, and no payment by the Junior Lenders to the Agent or the Term Loans B Agent pursuant to the provisions of this Agreement shall, as among the Borrower, the other Loan Parties and/or the Limited Partners, the creditors of the Borrower, the other Loan Parties and/or the Limited Partners (other than the Agent and the Term Loans B Agent) and the Junior Lenders, be deemed to be a payment by such Person to or on account of the Senior Lender Claim.

2.16         No Assignment by the Junior Lenders.  The Junior Lenders represent and warrant that they have not previously assigned any interest in the Junior Lender Claim or any of the Junior Lender Loan Documents, that no other party owns an interest in the Junior Lender Claim and that the entire Junior Lender Claim is owing only to the Junior Lenders, and the Junior Lenders covenant that the Junior Lender Claim shall continue to be owing only to the Junior Lenders unless transferred in accordance with the express terms of this Agreement.

ARTICLE III

MISCELLANEOUS

3.01         Notices.  All notices under this Agreement shall be effective upon receipt, shall be in writing, and shall be sent by certified mail, return receipt requested, or telecopy (a) if to the Agent, to:

PNC Bank, National Association

Two Tower Center Blvd., 8th Floor

East Brunswick, N.J. 08816

Attn: Josephine Griffin

Telephone: (732) 220-4388

Telecopier: (732) 220-4548

Email: josephine.griffin@pncbusinesscredit.com

and

PNC Bank, National Association 2121 San Jacinto, Suite 1850 Dallas, TX 75201 Attn: John Wattinger Telephone: (214) 871-1247 Telecopier: (214) 871-2015 Email: john.wattinaer@pncbusinesscredit.com

with a copy to:	Jenkens & Gilchrist, PC 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 Attn: Ronald D. Rosener, Esq. Telephone: (214) 855-4332 Telecopier: (214) 855-4300 Email: rrosener@jenkens.com and (b) if to the Term Loans B Agent, to:

ORIX USA Corporation
1717 Main Street, Suite 900
Dallas, Texas 75201
	Attn:	Ann Erickson
Operations Manager
Corporate Finance Group
Telephone: (214) 237-2366
Telecopier: (214) 237-2352
Email: aerickson@orix.com

with a copy to:	Patton Boggs LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: J. Baker, Esq. Telephone: (214) 758-1512 Telecopier: (214) 758-1550 Email: jbaker@pattonboggs.com and (c) if to the Junior Lenders, to:

PNC Venture Corp, PNC Equity Partners, L.P. and

Erie Indemnity Company

c/o PNC Equity Management Corp.

One PNC Plaza, 8th Floor

249 Fifth Avenue

Pittsburgh, PA 15222

Attn: David Blair

Telecopier: (412) 762-6233

with a copy to:	Cohen & Grigsby, P.C. 11 Stanwix Street, 15th Floor Pittsburgh, PA 15222 Attn: Jeff Peters Telecopier: (412) 209-0672

or to such other address or person as any of the parties to this Agreement may designate in writing to the other parties.  Notice shall be deemed received when presented for delivery to the United States Post Office or the transmitting utility.

3.02         Contesting Security Interests.  The Junior Lenders shall not contest the Senior Lender Claim or the grant, validity, perfection, priority or enforceability of any lien or security interest granted to the Agent or any of the Banks, or to the Term Loans B Agent or the Term Loans B Banks, as contemplated by the terms of this Agreement.

3.03         No Benefit to Third Parties.  The terms and provisions of this Agreement shall be for the sole benefit of the Lenders and their respective successors and assigns and loan participants, and no other Person, firm, entity or corporation shall have any right, benefit, priority or interest under or because of this Agreement.  Nothing contained in this Agreement is intended to affect or limit in any way the security interest and/or liens of the Agent or the Term Loans B Agent in or on any or all of the property and assets of the Borrower, the other Loan Parties and/or the Limited Partners, whether tangible or intangible, insofar as the Borrower, the other Loan Parties and/or the Limited Partners and third parties are concerned.  Each of the Agent and the Term Loans B Agent specifically reserves all of its security interests and/or liens and its right to assert such security interests and/or liens as against the Borrower, the other Loan Parties and/or the limited Partners and third parties.

3.04         No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Agent or the Banks, the Term Loans B Agent or the Term Loans B Banks or the Junior Lenders to make any future loans or other extensions of credit or financial accommodations to the Borrower, any other Loan Party or any Limited Partner.

3.05         Conflict in Agreements.  If the subordination or other provisions of any agreement, document or investment evidencing the Junior Lender Claim conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between (a) the Agent and the Term Loans B Agent, and (b) the Junior Lenders.

3.06         Effect of Bankruptcy of the Loan Parties.  This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Borrower, any other Loan Parties and/or the Limited Partners under the United States Bankruptcy Code and shall apply with full force and effect with respect to all of the Collateral acquired by the Borrower, any other Loan Parties and/or the Limited Partners and to all additional claims incurred by the Borrower, any other Loan Parties and/or the Limited Partners, subsequent to the date of said petition.

3.07         Independent Credit Investigations.  Neither any Lender nor any of their respective directors, officers, agents or employees shall be responsible to any other Lender or to any other Person, firm, entity or corporation, for (a) any Loan Party’s or Limited Partner’s solvency, financial condition or ability to repay the Senior Lender Claim or the Junior Lender Claim; (b) statements of the Loan Parties or the Limited Partners, oral or written; (c) the validity, sufficiency or enforceability of the Senior Lender Claim or the Junior Lender Claim, the Senior Lender Loan Documents or the Junior Lender Loan Documents; or (d) any liens or security interests granted by the Loan Parties or the Limited Partners to the Agent or the Term Loans B Agent in connection with the Senior Lender Loan Documents.  Each Lender has entered into its respective financing agreements with the Borrower and the other Loan Parties based upon its own independent investigation, and makes no warranty or representation to the other Lender nor does it rely upon any representation of the other Lender with respect to matters identified or referred to in this Section.

3.08         Limitation on Liability of the Lenders to Each Other.  Except as provided in this Agreement, no Lender shall have any liability to the other Lender other than liability arising out of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

3.09         Waivers; Failure or Delay.  No failure or delay on the part of any Lender in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege.  The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

3.10         Amendments to this Agreement.  All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each Lender to be binding and enforceable.

3.11         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and participants of the Lenders.

3.12         Governing Law; Consent to Jurisdiction.  This Agreement shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the substantive laws, and not the laws of conflicts, of said State.  Each Lender consents to the exclusive jurisdiction and venue of the federal and state courts located in Dallas County, Texas, in any action on, relating to or mentioning this Agreement.

3.13         WAIVER OF TRIAL BY JURY.  THE BORROWER AND THE LENDERS EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT.

3.14         Termination.  This Agreement shall terminate upon the earlier to occur of (a) a written termination agreement executed by each of the Agent, the Term Loans B Agent and the Junior Lenders, (b) the indefeasible payment in full of the Senior Lender Claim and the termination of all obligations and commitments of the Agent and the Banks to make advances or other financial accommodations to or for the benefit of the Borrower and the other Loan Parties, or (c) indefeasible payment in full of the Junior Lender Claim in compliance with this Agreement.

3.15         Reinstatement.  This Agreement shall be reinstated if any payment received by the Agent or the Term Loans B Agent and applied to any portion of the Senior Lender Claim is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, in an Insolvency Proceeding affecting the Borrower, any other Loan Party or any Limited Partner), the portion of the Senior Lender Claim to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such portion of the Senior Lender Claim as fully as if such application had never been made.

3.16         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single instrument.

3.17         Agreement of the Borrower and the General Partner.  Each of the Borrower, the General Partner and the Subsidiaries agrees that it will not pay any of the Junior Lender Claim owing by it to the Junior Lenders except as permitted by this Agreement.

3.18         Rights of First Refusal.  Each of the Junior Lenders, the Borrower, the General Partner and the Subsidiaries agrees that the Agent shall have the rights of first refusal granted pursuant to the terms of the Warrants (as defined in the Junior Lender Loan Agreement) and may exercise and enforce all of its rights thereunder in accordance with the terms thereof.

3.19         Term Loans B Intercreditor Agreement.  Notwithstanding anything to the contrary contained herein, the Agent and the Term Loans B Agent agree that nothing contained herein is intended to or shall amend, modify or affect, in any way, the terms and provisions of the Term Loans B Intercreditor Agreement and, in the event of any inconsistency or conflict between any term or provision of this Agreement and any term or provision of the Term Loans B Intercreditor Agreement, the terms and provisions of the Term Loans B Intercreditor Agreement shall control in all respects.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Lenders, the Borrower and the General Partner have executed this Agreement as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION,
as Agent for the Banks

By:	/s/ John Wattinger
Name:	John Wattinger
Title:	Vice President

ORIX FINANCE CORP.,
as Term Loans B Agent for
the Term Loans B Banks

By:	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Authorized Representative

PNC VENTURE CORP

By:	/s/ David J. Blair
Name:	David J. Blair
Title:	Partner

PNC EQUITY PARTNERS, L.P.

By:	/s/ David J. Blair
Name:	David J. Blair
Title:	Partner

ERIE INDEMNITY COMPANY

By:	/s/ Douglas F. Ziegler
Name:	Douglas F. Ziegler
Title:	Senior Vice President, Treasurer & Chief Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc.
(authorized agent)

By:	/s/ Edward Lewis
Name:	Edward Lewis
Title:	Senior Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
In Respect of a Separate Account

By:	CIGNA Investments Advisors, Inc.

By:	/s/ Edward Lewis
Name:	Edward Lewis
Title:	Designee

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc.
(authorized agent)

By:	/s/ Edward Lewis
Name:	Edward Lewis
Title:	Senior Managing Director

INSIGHT EQUITY A.P. X, LP

By:	Insight Equity A.P. X Company, LLC

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

INSIGHT EQUITY A.P. X COMPANY, LLC

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

INSIGHT EQUITY A.P. X ASIA, LLC

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

PT. VISION-EASE ASIA

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

INSIGHT EQUITY A.P. X CANADA PARTNERS, LP

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

INSIGHT EQUITY A.P. X CANADA, LLC

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

VISION-EASE CANADA CO.

By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

VISION EASE LENS EUROPE LIMITED

By:	/s/ Rich Faber
Name: Rich Faber
Title: Director

VISION-EASE LENSE LIMITED

By:	/s/ Rich Faber
Name: Rich Faber
Title: Director